Exhibit 10.1

SPONSOR LOCK-UP AND SUPPORT AGREEMENT

This SPONSOR LOCK-UP AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of September 30, 2022, by and among Asia Innovations Group Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (the “Company”), Magnum Opus Acquisition Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“SPAC”), and the shareholders of SPAC set forth on Schedule A hereto (each, a “Major SPAC Shareholder”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of the date hereof, by and among the Company, Connect Merger Sub, an exempted company incorporated with limited liability under the Laws of Cayman Islands and a wholly-owned subsidiary of the Company (“Merger Sub”) and SPAC, pursuant to which, among other things, Merger Sub will merge with and into the SPAC (the “Merger”), whereupon the separate existence of Merger Sub will cease, and SPAC will continue as the surviving company and a wholly-owned subsidiary of the Company;

WHEREAS, each Major SPAC Shareholder is, as of the date of this Agreement, the beneficial and sole legal owner of the number of SPAC Class B Shares set forth opposite such Major SPAC Shareholder’s name on Schedule A hereto (such SPAC Class B Shares, together with any other SPAC Shares (or any securities convertible into or exercisable or exchangeable for SPAC Shares) acquired by any Major SPAC Shareholder after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”; such SPAC Class B Shares beneficially owned by Sponsor, being referred to herein as the “Sponsor Founder Shares”);

WHEREAS, Magnum Opus Holdings LLC, a Cayman Islands limited liability company (“Sponsor”), is, as of the date of this Agreement, the beneficial and sole legal owner of the number of SPAC Private Placement Warrants set forth opposite Sponsor’s name on Schedule A hereto (such SPAC Private Placement Warrants, the “Subject Warrants”; such SPAC Private Placement Warrants beneficially owned by Sponsor, being referred to herein as the “Sponsor Founder Warrants”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company and SPAC have requested that Major SPAC Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I
Representations and Warranties of Major SPAC Shareholders

Each Major SPAC Shareholder hereby represents and warrants to the Company and SPAC as follows:

1.1              Corporate Organization. Such Major SPAC Shareholder, if an entity, (a) has been duly organized, is validly existing and is in good standing under the Laws of its jurisdiction of organization and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted; and (b) is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to prevent, impede or, in any material respect, delay or adversely affect the performance by such Major SPAC Shareholder of its obligations under this Agreement.

1.2              Due Authorization. Each Major SPAC Shareholder, if an entity, has all requisite corporate power and authority, and if an individual, has full legal capacity, right and authority, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such Major SPAC Shareholder is an entity, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate or equivalent proceeding on the part of such Major SPAC Shareholder is necessary to authorize this Agreement or such Major SPAC Shareholder’s performance hereunder. This Agreement has been duly and validly executed and delivered by such Major SPAC Shareholder and, assuming due authorization and execution by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of such Major SPAC Shareholder, enforceable against such Major SPAC Shareholder in accordance with its terms, subject to the Enforceability Exceptions. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Major SPAC Shareholder.

1.3              Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of other parties hereto contained in this Agreement, no consent of or with any Governmental Authority on the part of such Major SPAC Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Major SPAC Shareholder of this Agreement or the consummation by such Major SPAC Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Major SPAC Shareholder of its obligations under this Agreement.

1.4              No-Conflict. The execution, delivery and performance by such Major SPAC Shareholder of this Agreement do not and will not (a) if such Major SPAC Shareholder is an entity, contravene or conflict with or violate any provision of, or result in the breach of the Organizational Documents of such Major SPAC Shareholder, (b) contravene or conflict with or result in a violation of any provision of any Law, Permit or Governmental Order binding upon or applicable to such Major SPAC Shareholder or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which such Major SPAC Shareholder is a party, or (d) result in the creation or imposition of any Lien upon any of the properties or assets of such Major SPAC Shareholder, except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Major SPAC Shareholder of its obligations under this Agreement.

1.5              Subject Shares. As of the date hereof, such Major SPAC Shareholder is the beneficial and sole legal owner of its Subject Shares, and all such Subject Shares are owned by such Major SPAC Shareholder free and clear of all Liens, other than Liens pursuant to this Agreement, the other Transaction Agreements, the Organizational Documents of the Company, any applicable Securities Laws or that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Major SPAC Shareholder to perform its obligations under this Agreement or the consummation of the Transactions. Such Major SPAC Shareholder does not legally own any shares of SPAC other than the Subject Shares. Such Major SPAC Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by (i) this Agreement, (ii) the letter, dated as of March 23, 2021, among SPAC, Sponsor and certain of SPAC’s current and former officers, directors and advisors (the “Insider Letter”), (iii) the other Transaction Agreements, (iv) the SPAC Organizational Documents, (v) any applicable Securities Laws or (vi) that would not, individually or in the aggregate, reasonably be expected to prevent, impede or, in any material respect, delay or adversely affect the performance by such Major SPAC Shareholder of its obligations under this Agreement.

1.6              Acknowledgement. Such Major SPAC Shareholder understands and acknowledges that the Company and SPAC are entering into the Merger Agreement and the other Transaction Agreements in reliance upon such Major SPAC Shareholder’s execution and delivery of this Agreement. Such Major SPAC Shareholder has been given a copy of the Transaction Agreements, is knowledgeable regarding the structure of the Transactions, including the basis and purpose of the Merger Agreement and each of the other Transaction Agreements to which such Major SPAC Shareholder is a party and the transactions contemplated thereby and the roles of each of the respective parties thereto, and based on such information, made its own analysis and decision to enter this Agreement.

1.7              Absence of Litigation. With respect to such Major SPAC Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Major SPAC Shareholder, threatened against, such Major SPAC Shareholder or any of such Major SPAC Shareholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, impede or, in any material respect, delay or adversely affect the performance by such Major SPAC Shareholder of its obligations under this Agreement.

1.8              Additional Representations and Warranties of Individual Major SPAC Shareholder. Such Major SPAC Shareholder, if an individual, (a) is not a minor, and is of full age and sound mind; and (b) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks of the transactions contemplated by this Agreement and the other Transaction Agreements.

Article II

Representations and Warranties of SPAC

SPAC hereby represents and warrants to each Major SPAC Shareholder and the Company as follows:

2.1              Corporate Organization. SPAC is a corporation duly incorporated, is validly existing and is in good standing under the Laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. SPAC is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to prevent, impede or, in any material respect, delay or adversely affect the performance by SPAC of its obligations under this Agreement.

2.2              Due Authorization. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of SPAC and no other corporate or equivalent proceeding on the part of SPAC is necessary to authorize this Agreement or SPAC’s performance hereunder (except that the SPAC Shareholder Approval is a condition to the consummation of the Merger). This Agreement has been duly and validly executed and delivered by SPAC and, assuming due authorization and execution by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

2.3              No-Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.05 of the Merger Agreement and obtaining the SPAC Shareholder Approval, the execution, delivery and performance by SPAC of this Agreement and the consummation of the transactions by SPAC contemplated hereby do not and will not (a) contravene or conflict with or violate any provision of, or result in the breach of the SPAC Organizational Documents, (b) contravene or conflict with or result in a violation of any provision of any Law, Permit or Governmental Order binding upon or applicable to SPAC or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which SPAC is a party, or (d) result in the creation or imposition of any Lien upon any of the properties or assets of SPAC (including the Trust Account), except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by SPAC of its obligations under this Agreement.

Article III

Representations and Warranties of the Company

The Company hereby represents and warrants to each Major SPAC Shareholder and SPAC as follows:

3.1              Corporate Organization. The Company is an exempted company duly incorporated, is validly existing and is in good standing under the Laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The Company is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.2              Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement, (subject to the consents, approvals, authorizations and other requirements described in Section 4.04 or Section 4.05 of the Merger Agreement) to perform all obligations to be performed by it hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and other than the consents, approvals, authorizations and other requirements described in Section 4.04 or Section 4.05 of the Merger Agreement, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Company’s performance hereunder. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each other party hereto, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3              No-Conflict. Subject to the receipt of the consents, approvals, authorizations, and other requirements set forth in Section 4.05 of the Merger Agreement and obtaining the Company Shareholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, (a) contravene or conflict with, or trigger shareholder rights that have not been duly waived under, the Organizational Documents of the Company or any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any Law, Permit or Governmental Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Specified Contract or (d) result in the creation or imposition of any Lien on any asset, property or Equity Security of the Company or any of its Subsidiaries (other than any Permitted Liens), except in the case of clauses (b) through (d) above as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Article IV

Agreement to Vote; Certain Other Covenants of Major SPAC Shareholders

Each Major SPAC Shareholder covenants and agrees during the term of this Agreement as follows:

4.1              Agreement to Vote.

(a)               In Favor of the Transactions. At any meeting of SPAC Shareholders called to seek the SPAC Shareholder Approval or the SPAC Shareholder Extension Approval, including the SPAC Extraordinary General Meeting, or at any adjournment thereof, or in connection with any written consent of SPAC Shareholders or in any other circumstances upon which a vote, consent or other approval with respect to the SPAC Transaction Proposals or the Extension Proposal and any other transactions contemplated by the Merger Agreement and any other Transaction Agreements, each Major SPAC Shareholder shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the SPAC Shareholder Approval the SPAC Shareholder Extension Approval or, if there are insufficient votes in favor of granting the SPAC Shareholder Approval, in favor of the adjournment of such meeting of SPAC Stockholders to a later date. The obligations under this Section 4.1(a) shall apply mutatis mutandis to any additional meetings or written consents of SPAC Shareholders to seek the vote, consent or approval by SPAC Shareholders of any additional extension(s) of the Business Combination Deadline in accordance with the SPAC Organizational Documents.

(b)               Against Other Transactions. At any meeting of SPAC Shareholders or at any adjournment thereof, or in connection with any written consent of SPAC Shareholders or in any other circumstances upon which any Major SPAC Shareholder’s vote, consent or other approval is sought, each Major SPAC Shareholder shall vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent, if applicable) against (i) other than in connection with the Transactions, any Alternative Transaction Proposal involving SPAC, (ii) allowing SPAC to execute or enter into, any agreement related to an Alternative Transaction Proposal, and (iii) entering into any agreement, or agreement in principle requiring SPAC to impede, abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations thereunder, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by SPAC of, prevent or nullify any provision of the Merger Agreement or any other Transaction Agreement, the Mergers or any other Transaction or change in any manner the voting rights of any class of SPAC Shares.

(c)               Revoke Other Proxies. Each Major SPAC Shareholder represents and warrants that any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies or powers of attorney have been or are hereby revoked, other than the voting and other arrangements under the SPAC Organizational Documents and the Insider Letter.

(d)               Irrevocable Proxy and Power of Attorney. Each Major SPAC Shareholder hereby unconditionally and irrevocably grants to, and appoints, the Company and any individual designated in writing by the Company, and each of them individually, as such Major SPAC Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Major SPAC Shareholder, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares, in a manner consistent with Section 4.1(a). Each Major SPAC Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Major SPAC Shareholder’s execution and delivery of this Agreement. Each Major SPAC Shareholder hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 4.1(d) are given in connection with the execution of the Merger Agreement, and that such irrevocable proxy and power of attorney are given to secure a proprietary interest and may under no circumstances be revoked. Each Major SPAC Shareholder hereby ratifies and confirms all that such irrevocable proxy and power of attorney may lawfully do or cause to be done by virtue hereof. The irrevocable proxy and power of attorney granted hereunder shall automatically terminate upon the termination of this Agreement.

4.2              No Transfer. From the date of this Agreement until the date of termination of this Agreement, no Major SPAC Shareholder shall, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a) to (c), collectively, “Transfer”), other than pursuant to the Merger or as set forth in this Agreement or any other Transaction Agreements, (ii) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in the Merger Agreement, other Transaction Agreements or the voting and other arrangements under the SPAC Organizational Documents, (iii) take any action that would reasonably be expected to make any representation or warranty of any Major SPAC Shareholder herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling any Major SPAC Shareholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, any Major SPAC Shareholder may make Transfers of the Subject Shares (A) pursuant to this Agreement, (B) upon the consent of the Company and SPAC, (C) between such Major SPAC Shareholder and any of its Affiliates (and any of such Major SPAC Shareholder’s and its Affiliates’ respective executive officers and directors), or to any other Major SPAC Shareholder or such other person’s officers, directors, members, family members or other Affiliates (including any Affiliate of any member of Sponsor), (D) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, (E) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (F) in the case of an individual, pursuant to a qualified domestic relations order, (G) in the case of an individual, pursuant to a charitable gift or contribution, (H) by virtue of such Major SPAC Shareholder’s Organizational Documents upon liquidation or dissolution of such Major SPAC Shareholder, and (I) as disclosed on Section 7.02(a) of the SPAC Disclosure Schedules, so long as, in each case of clauses (A) through (I), the power to vote (including, without limitation, by proxy or power of attorney) and otherwise fulfill such Major SPAC Shareholder’s obligations under this Agreement and the Merger Agreement is not relinquished or prior to, and as a condition to the effectiveness of any such Transfer, such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by this Agreement to the same extent as such Major SPAC Shareholder was with respect to such transferred Subject Shares; provided, further, that in the case of clauses (E), (F), and (H), the transferee will not be required to assume voting obligations if the transferee’s assumption of such obligations would violate any applicable Laws, including any Securities Laws, or would reasonably be expected to materially delay or impede the Registration Statement or Proxy Statement being declared effective under the Securities Act. Any action attempted to be taken in violation of the preceding sentence will be null and void. Each Major SPAC Shareholder agrees with, and covenants to, the Company and SPAC that such Major SPAC Shareholder shall not request SPAC to register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

4.3              Waiver of Appraisal and Dissenters’ Rights. Each Major SPAC Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agree to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Company, SPAC or Merger Sub, or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (b) alleging a breach of fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement. Each Major SPAC Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Companies Law and any other similar statute in connection with the Merger and the Merger Agreement.

4.4              No Redemption. Each Major SPAC Shareholder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Major SPAC Shareholder shall not elect to cause SPAC to redeem any Subject Shares now or at any time legally or beneficially owned by such Major SPAC Shareholder, or submit or surrender any of its Subject Shares for redemption, in connection with the Transactions.

4.5              New Securities. In the event that prior to the Closing (a) any SPAC Shares or other Equity Securities of SPAC are issued to any Major SPAC Shareholder, including, without limitation, pursuant to any stock dividend or distribution, or any change in any of the SPAC Shares or other share capital of SPAC by reason of any stock split, recapitalization, reclassification, combination or exchange of shares or the like, (b) any Major SPAC Shareholder acquires legal or beneficial ownership of any SPAC Shares or other Equity Securities of SPAC after the date of this Agreement, including upon exercise of options, settlement of restricted share units or capitalization of working capital loans, or (c) any Major SPAC Shareholder acquires the right to vote or share in the voting of any SPAC Share or other Equity Securities of SPAC after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.6              Insider Letter and Lock-Up.

(a)               Each of Major SPAC Shareholders and SPAC hereby agree that from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary the Insider Letter, except in accordance with the Transaction Agreements or with the prior written consent of the Company. For the avoidance of doubt, the Lock-Up Restrictions (as defined below) shall supersede the lock-up provisions contained in Section 7 of the Insider Letter, which Insider Letter shall terminate and be of no further force or effect as of the day following the Closing Date.

(b)               The Company acknowledges that it is a party to (i) that certain Amended and Restated Shareholders Agreement dated as of October 31, 2014 by and among the Company and its shareholders (as may be amended and/or restated from time to time), (ii) the 2020 Convertible Notes, 2021 Convertible Notes and 2022 Convertible Notes by and among the Company and the respective holders of Company Convertible Securities (as amended, or amended and restated from time to time), (iii) Restricted Stock Unit Agreements by and between the Company and the respective holders of Company RSUs, and (iv) Share Option Agreements by and between the Company and the respective holders of Company Options, each containing lock-up restrictions that apply from and after the Closing (the “Company Shareholder Lock-Up”). To the extent that the Company grants any holder of Equity Securities under a Company Shareholder Lock-Up a release of all or a portion of the Company Ordinary Shares or Company Awards that are subject to such Company Shareholder Lock-Up (each such release, a “Company Shareholder Release”),

(1)               the Company shall, prior to each Company Shareholder Release, notify each Major SPAC Shareholder with reasonable details of such Company Shareholder Release; and

(2)               with respect to such Company Shareholder Release, each Major SPAC Shareholder, shall concurrently and automatically (without any further action of any of the parties hereto) have the same Pro Rata Portion of such Major SPAC Shareholder’s Locked-Up Shares (as of immediately before such Company Shareholder Release) be released from the Lock-Up Restrictions (starting first from such Locked-Up Shares that are subject to a six-month lock-up); provided that this Section 4.6(b)(2) shall not apply unless and until the Company has released an aggregate of 1,000,000 Equity Securities of the Company from the Company Shareholder Lock-Up. “Pro Rata Portion” means a fraction, with reference to a holder of Equity Securities subject to a Company Shareholder Lock-Up, that is equal to the number of Equity Securities being released in the relevant Company Shareholder Release, divided by the total number of Equity Securities held by such holder which are subject to Company Shareholder Lock-Up as of immediately prior to such release.

4.7              Termination. This Agreement shall terminate upon the earlier of:

(a)               the Closing, provided, however, that upon such termination, (i) Section 4.3, Section 4.6, this Section 4.7, Section 4.8, Section 7.1 and Section 7.4 shall survive indefinitely; and (ii) Article VI shall survive until the date on which none of the Company, Sponsor or any holder of a Sponsor Earn-Out Share (as defined below) has any rights or obligations hereunder;

(b)               the written agreement of Major SPAC Shareholders, SPAC and the Company, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination; and

(c)               the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

4.8              Additional Matters. Each Major SPAC Shareholder shall, from time to time, (a) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or SPAC may reasonably request for the purpose of effectively consummating the transactions contemplated by this Agreement, the Merger Agreement and the other Transaction Agreements and (b) refrain from exercising any veto right, consent right or similar right (whether under the SPAC Organizational Documents or the Cayman Companies Law) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Merger or any other Transaction.

4.9              Waiver of Anti-Dilution Protection. Each Major SPAC Shareholder hereby waives, and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, the ability to adjust the Initial Conversion Ratio (as defined in the SPAC A&R M&AA) pursuant to and in compliance with Section 17.4 of the SPAC A&R M&AA in connection with the Transactions.

4.10          Exclusivity and Confidentiality. Each Major SPAC Shareholder shall be bound by and comply with Sections 8.05(a) (Exclusivity; SPAC Board Recommendation) and 8.07(b) (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in any such sections) as if (a) such Major SPAC Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 8.05(a) of the Merger Agreement (other than Section 8.05(a)(i) or for purposes of the definition of Alternative Transaction Proposal) and “Affiliates” contained in Section 8.07(b) of the Merger Agreement also referred to such Major SPAC Shareholder.

4.11          Consent to Disclosure. Each Major SPAC Shareholder consents to and authorizes the Company or SPAC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or SPAC, as applicable, reasonably determines to be necessary or advisable in connection with the Merger or any other transactions contemplated by the Merger Agreement or this Agreement, such Major SPAC Shareholder’s identity and ownership of the Subject Shares, the existence of this Agreement, and the nature of such Major SPAC Shareholder’s commitments and obligations under this Agreement. Each Major SPAC Shareholder acknowledges that the Company or SPAC may, in their sole discretion, file this Agreement or a form hereof or thereof with the SEC or any other Governmental Authority or securities exchange. Each Major SPAC Shareholder shall promptly give the Company or SPAC, as applicable, any information that is in its possession that the Company or SPAC, as applicable, may reasonably request for the preparation of any such disclosure documents, and such Major SPAC Shareholder agrees to promptly notify the Company and SPAC of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Major SPAC Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

4.12          Share Adjustment in connection with SPAC Transaction Expenses. If the accrued and unpaid SPAC Transaction Expenses (as set forth on the written statement to be delivered to the Company pursuant to Section 3.10 of the Merger Agreement) (excluding any deferred underwritten commissions, Transaction Financing Expenses, and any fees or expenses in connection with (i) tax or tax structuring related work, (ii) printing and filing of any SEC filings (other than 50% of the filing fees incurred in connection with filing the Registration Statement, the Proxy Statement or the Proxy Statement/Prospectus), or (iii) investors relations or public relation advisors) exceed $8,500,000 (the “SPAC Expense Cap”), then, at the Closing, Sponsor shall be responsible for the sum of the amounts by which the SPAC Transaction Expenses exceed the SPAC Expense Cap (the “Overage”), by (a) forfeiting, immediately prior to the Closing and prior to the SPAC Class B Conversion pursuant to the SPAC A&R M&AA, a number of SPAC Class B Shares (with each such SPAC Class B Share valued at $10.00 per share) that would, in the aggregate, have a value equal to the Overage; or (b) paying, or causing to be paid, the Overage by wire transfer of immediately available funds in U.S. dollar to the Trust Account; or (c) paying, or causing to be paid the Overage using a combination of clauses (a) and (b) above, which Sponsor may elect at its sole discretion.

Article V
Lock-Up

5.1              Lock-Up Provisions.

(a)               Subject to the exceptions set forth herein, during the Lock-Up Period (as defined below), each Major SPAC Shareholder agrees not to, without the prior written consent of the Company Board, Transfer any Locked-Up Shares held by such Major SPAC Shareholder. The foregoing limitations shall remain in full force and effect for the Lock-Up Period (as defined below). For purpose of this Section 5.1, (i) “Locked-Up Shares” means any Company Ordinary Shares (other than the Sponsor Earn-Out Shares) held by the Major SPAC Shareholders immediately after the Effective Time. For the avoidance of doubt, the Locked-Up Shares exclude any SPAC Warrants held by any Major SPAC Shareholder or any Company Ordinary Shares acquired by any Major SPAC Shareholder upon the conversion, exercise or exchange of any SPAC Warrants; and (ii) “Lock-Up Period” with respect to each Major SPAC Shareholder means (x) with respect to 50% of such Major SPAC Shareholder’s Locked-Up Shares, six (6) months from the Closing Date and (y) with respect to such Major SPAC Shareholder’s remaining Locked-Up Shares, one (1) year from the Closing Date.

(b)               The restrictions set forth in Section 5.1 (the “Lock-Up Restrictions”) shall not apply to:

(i)                 in the case of an entity, Transfers to (A) such entity’s employees, officers or directors or any affiliate (as defined below) or immediate family (as defined below) of any of such entity’s employees, officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity, or (D) any employees of such entity or of its affiliates;

(ii)              in the case of an individual, Transfers by gift to members of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such Person or to a charitable organization;

(iii)            in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of such individual;

(iv)             in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v)               in the case of an individual, Transfers to a partnership, limited liability company or other entity of which such individual and/or the immediate family of such individual is the legal and beneficial owner of all of the outstanding Equity Securities or similar interests;

(vi)             in the case of an entity that is a trust or a trustee of a trust, to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust;

(vii)          in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s Organizational Documents upon dissolution of the entity;

(viii)        pledges of any Locked-Up Shares to a financial institution that create a mere security interest in such Locked-Up Shares pursuant to a bona fide loan or indebtedness transaction so long as the relevant Holder continues to control the exercise of the voting rights of such pledged Locked-Up Shares as well as any foreclosures on such pledged Locked-Up Shares;

(ix)             Transfers to any Major SPAC Shareholder or its members, directors, officers or other affiliates;

(x)               Transfers of any Company Ordinary Shares acquired as part of any Transaction Financing, or issued in exchange for, or on conversion or exercise of, any securities issued as part of any Transaction Financing;

(xi)             Transfers relating to Company Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the applicable Lock-Up Period;

(xii)          the exercise of any options or warrants to purchase Company Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(xiii)        Transfers to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(xiv)         Transfers to the Company pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Company or forfeiture of any Holder’s Company Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares in connection with the termination of such Holder’s service to the Company;

(xv)           the establishment of a trading plan providing for the sale of Company Ordinary Shares by the Holders that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that such Trading Plan does not provide for, or permit, the sale of any Locked-Up Shares during the Lock-Up Period and no public announcement or filing is voluntarily made regarding such Trading Plan during the Lock-Up Period;

(xvi)         Transfers made in connection with a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property subsequent to the Closing Date; and

(xvii)      transactions to satisfy any U.S. federal, state, or local income tax obligations of any Holder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), a change in or promulgation of new U.S. Treasury Regulations, or promulgation of any judicial or administrative guidance, in each case, after the date on which the Merger Agreement was executed by the parties, and such change or promulgation prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code, in each case, solely to the extent necessary to cover any tax liability as a result of the transaction.

provided, however, that in the case of clauses (i) through (ix), these permitted transferees must enter into a written agreement, in substantially the form of this Article V, agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits as a Holder under this Agreement.

(c)               For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Locked-Up Shares or receive any dividends or distributions thereon.

(d)               In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Locked-Up Shares, are hereby authorized to decline to make any Transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions.

(e)               Notwithstanding anything to the contrary in Section 5.1(a), with respect to each Major SPAC Shareholder, the Lock-Up Period shall terminate with respect to:

(i)                 50% of the Locked-Up Shares of such Major SPAC Shareholder (as determined as of the date immediately before the date of such termination), on the date that the closing price of the Company Ordinary Shares equals or exceeds $12.50 per share for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period after commencing 150 days after the Closing Date; and

(ii)              all of the remaining Locked-Up Shares of such Major SPAC Shareholder, on the date that the closing price of the Company Ordinary Shares equals or exceeds $15.00 per share for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period after commencing 150 days after the Closing Date.

(f)                The Company shall remove, and shall cause to be removed (including by causing its transfer agent to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the certificates or book-entries evidencing any Locked-Up Shares at the time any such share is no longer subject to the Lock-Up Restrictions (any such Locked-Up Share, a “Free Share”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause the Free Shares to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted Company Ordinary Shares or so that the Free Shares are in a like position. Any holder of a Locked-Up Share is an express third-party beneficiary of this Section 5.1(e) and entitled to enforce specifically the obligations of the Company set forth in this Section 5.1(e) directly against the Company.

5.2              Certain Definitions. For purposes of this Article V,

(a)               “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended;

(b)               “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of an individual;

(c)               “Transfer” shall mean, with respect to any securities, any (i) sale of, offer to sell, contract or agreement to sell, hypothecation of, pledge of, grant of any option, right or warrant to purchase or other transfer or disposition of, or agreement to transfer or dispose of, directly or indirectly, or establishment or increase of a put equivalent position in respect of, or liquidation or decrease of a call equivalent position in respect of, within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any such securities, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

Article VI
Sponsor Share Restructuring and Earn-Out

6.1              Sponsor Forfeited Shares. Sponsor hereby agrees that, if the Available SPAC Cash is less than the Minimum Available SPAC Cash Amount, then immediately prior to the Closing and prior to the SPAC Class B Conversion pursuant to the SPAC A&R M&AA, Sponsor shall surrender to SPAC for cancellation a number of Sponsor Founder Shares (the “Sponsor Forfeited Shares”, and the Sponsor Founder Shares not subject to forfeiture, the “Sponsor Non-Forfeited Shares”) and Sponsor Founder Warrants (the “Sponsor Forfeited Warrants”, and the Sponsor Founder Warrants not subject to forfeiture, the “Sponsor Non-Forfeited Warrants”) (in each case, rounded down to the nearest whole share) equal to the product of (a) the number of Sponsor Founder Shares and Sponsor Founder Warrants, as applicable, and (b) a percentage equal to the product of (i) the difference between the Closing Cash Percentage (as defined below) and 100% (expressed as a positive number) and (ii) 50%. For the avoidance of doubt, if the Available SPAC Cash is equal to, or greater than, the Minimum Available SPAC Cash Amount, no forfeiture of the Sponsor Founder Shares or Sponsor Founder Warrants shall be required pursuant to this Section 6.1, and the terms, “Sponsor Non-Forfeited Shares” and “Sponsor Non-Forfeited Warrants”, shall in such case refer to “Sponsor Founder Shares” and “Sponsor Founder Warrants”, respectively. Notwithstanding anything to the contrary herein, Sponsor may purchase additional securities in SPAC following entry into the Merger Agreement, including in connection with any extension of time period to consummate a Business Combination, and any additional securities so purchased will not be included in the Sponsor Founder Shares or Sponsor Founder Warrants or subject to the restrictions or obligations in this Article VI.

6.2              Sponsor Earn-Out Shares. Sponsor agrees that, immediately prior to the Closing but following the forfeiture of any Sponsor Forfeited Shares and Sponsor Forfeited Warrants pursuant to Section 6.1, (A) 25% of Sponsor Non-Forfeited Shares (the “Sponsor Earn-Out Shares”) shall (i) first, pursuant to Section 3.08(a) of the Merger Agreement and in connection with the SPAC Class B Conversion, automatically convert to SPAC Class A Shares which shall be unvested and be subject to the vesting and forfeiture provisions set forth in Section 6.4, and (ii) second, pursuant to Section 3.08(c) of the Merger Agreement and by virtue of the Merger, automatically convert to Company Class A Ordinary Shares and remain unvested and be subject to the vesting and forfeiture provisions set forth in Section 6.4 and (B) 25% of Sponsor Non-Forfeited Warrants (the “Sponsor Earn-Out Warrants”, and together with the Sponsor Earn-Out Shares, the “Sponsor Earn-Out Securities”) shall, pursuant to Section 3.08(d) of the Merger Agreement and by virtue of the Merger, automatically convert into a number of Company Class A Ordinary Shares or a number of Company Warrant exercisable for Company Class A Ordinary Shares, as applicable, upon the Closing pursuant to the Merger Agreement, but shall remain unvested and be subject to the vesting and forfeiture provisions set forth in Section 6.4 following the Closing. For the avoidance of doubt, the parties acknowledge that the remaining Sponsor Non-Forfeited Shares (after deducting the Sponsor Earn-Out Shares) (the “Sponsor Vested Shares”) and the remaining Sponsor Non-Forfeited Warrants (after deducting any Sponsor Earn-Out Warrants) (the “Sponsor Vested Warrants”) will be fully vested as of the Closing and not subject to any of the restrictions set forth in Section 6.3 and Section 6.4. An illustrative example setting forth the calculation of the applicable percentage of Sponsor Forfeited Shares, Sponsor Forfeited Warrants, Sponsor Earn-Out Shares, Sponsor Earn-Out Warrants, Sponsor Vested Shares and Sponsor Vested Warrants is set forth on Exhibit A attached hereto.

6.3              Lock-Up of Sponsor Earn-Out Securities. Sponsor shall not Transfer any Sponsor Earn-Out Securities until the date on which such Sponsor Earn-Out Security vests pursuant to Section 6.4. Until each Sponsor Earn-Out Security vests, any certificate representing such Sponsor Earn-Out Security shall bear a legend referencing that such Sponsor Earn-Out Security is subject to forfeiture pursuant to the provisions of this Agreement, and the Company shall be authorized to instruct its transfer agent to implement appropriate stop transfer orders that will be applicable until such Sponsor Earn-Out Security vests. Notwithstanding anything to the contrary in this Agreement, the exceptions to the Lock-Up Restrictions in clauses (i) through (xvii) of Section 5.1(b) shall apply fully to this Section 6.3, so long as (1) such Transfer is in compliance with any applicable Securities Laws and (2) any transferee thereof enters into a written agreement, in a form reasonably acceptable to the Company, and agrees to be bound by the vesting and forfeiture provisions set forth in Section 6.4 and to receive the rights of a holder of the Sponsor Earn-Out Securities hereunder.

6.4              Vesting and Forfeiture of Sponsor Earn-Out Securities.

(a)               The Sponsor Earn-Out Securities shall fully vest (and shall not be subject to the restrictions and forfeiture provisions set forth in this Article VI, including, for the avoidance of doubt, Section 6.3) upon the occurrence of the Triggering Event; provided, that any fractional shares or warrants shall be rounded down to the nearest whole number and payment for such fraction shall be made in cash in lieu of any such fractional share or warrant based on a value equal to applicable target price.

(b)               In the event that there is an Acceleration Event after the Closing and on or prior to the fifth (5th) anniversary of the Closing Date (the “Earn-Out Period”), then the Triggering Event shall be deemed to have occurred at such time, provided that (a) if the value of the consideration to be received by the holders of the Company Ordinary Shares for each Company Ordinary Share in such Change of Control transaction is less than $12.50, no Triggering Event shall be deemed to have occurred.

(c)               Any Sponsor Earn-Out Shares not eligible for vesting in accordance with the terms of this Section 6.4 on or before the expiration of the Earn-Out Period shall immediately thereafter be forfeited to the Company and cancelled and Sponsor shall not have any rights with respect thereto. Any forfeiture of Company Ordinary Shares, and all references to forfeiture of Company Ordinary Shares, described in this Agreement shall take effect as a surrender of Company Ordinary Shares for no consideration as a matter of Cayman Islands law.

(d)               For the avoidance of doubt, any Company Ordinary Shares beneficially owned by Sponsor other than the Sponsor Earn-Out Shares, shall not be subject to the vesting and forfeiture provisions set forth in this Section 6.4.

6.5              Rights of Sponsor Earn-Out Securities. Notwithstanding anything set forth herein, prior to the date that a Sponsor Earn-Out Securities is no longer subject to the vesting and forfeiture provisions set forth in Section 6.4, Sponsor will remain entitled to all of the other rights of a holder of Company Ordinary Shares or Company Warrants, including to (i) exercise voting rights carried by any Sponsor Earn-Out Share and (ii) receive any dividends or other distributions in respect of any Sponsor Earn-Out Share.

6.6              Voting Stock. The parties hereto agree and acknowledge that the Sponsor Earn-Out Shares are intended to constitute “voting stock” within the meaning of Section 368(a)(1) of the Code and the Treasury Regulations promulgated thereunder received by Sponsor in connection with the Merger, and shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise) such treatment.

6.7              Equitable Adjustment. If, during the period between Closing and prior to the expiration of the Earn-Out Period, the Company shall pay a dividend on Company Ordinary Shares by the issuance of additional Company Ordinary Shares, or effect a subdivision or combination or consolidation of the issued and outstanding Company Ordinary Shares (by reclassification or otherwise) into a greater or lesser number of Company Ordinary Shares, then in each such case, (i) the number of Sponsor Earn-Out Shares and Sponsor Earn-Out Warrants shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Company Ordinary Shares (including any other shares so reclassified as Company Ordinary Shares) issued and outstanding immediately after such event and the denominator of which is the number of Company Ordinary Shares that were issued and outstanding immediately prior to such event and (ii) the dollar values set forth in the definition of the Triggering Event and Section 6.4(b) shall be appropriately adjusted to provide to Sponsor the same economic effect as contemplated by this Agreement prior to such event.

6.8              Definitions. For purposes of this Article VI, the following capitalized terms have the following meanings:

(a)               “Acceleration Event” means a Change of Control (or the entry into a definitive agreement providing for a Change of Control, provided that such Change of Control is ultimately consummated, even if such consummation occurs after the expiration of the Earn-Out Period).

(b)               “Change of Control” shall mean any of the following events: (a) any transaction or series of transactions the result of which is: (i) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing fifty percent (50%) or more of the combined voting power of or economic interests represented by the then outstanding securities of the Company; (ii) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) acquiring at least fifty percent (50%) of the combined voting power of or economic interests represented by the then outstanding securities of the Company or the surviving Person outstanding immediately after such combination; or (iii) a sale of at least a majority of the assets of the Company and its Subsidiaries, taken as a whole; or (b) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the Closing Date, constitute the Company Board and any new director whose appointment or election by the Company Board or nomination for election by the Company Shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were members of the Company Board on the Closing Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (b).

(c)               “Closing Cash Percentage” means a percentage equal to the quotient of (i) the Available SPAC Cash, divided by (ii) the Minimum Available SPAC Cash Amount.

(d)               “Minimum Available SPAC Cash Amount” means $150,000,000.

(e)               “Trading Day” means any day on which the Company Ordinary Shares are actually traded on the principal securities exchange or securities market on which Company Ordinary Shares are then traded.

(f)                “Triggering Event” means the first date on which the VWAP of the Company Ordinary Shares over any twenty (20) Trading Days within the preceding thirty (30) consecutive Trading Day period during the Earn-Out Period is greater than or equal to $12.50 (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

(g)               “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc.. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Company.

Article VII
General Provisions

7.1              Notice. All notices and other communications among the parties hereunder shall be in writing and shall be deemed duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), to the Company and SPAC in accordance with Section 11.02 of the Merger Agreement and to each Major SPAC Shareholder at its, his or her address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

7.2              Entire Agreement; Amendment. This Agreement (together with Schedules and Exhibits to this Agreement) constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

7.3              Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto, except that, for the avoidance of doubt, in connection with a Transfer of any Subject Shares or Sponsor Earn-Out Securities in accordance with the terms of this Agreement, transferee to whom such Subject Shares or Sponsor Earn-Out Securities (as applicable) are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 7.3 shall be null and void, ab initio. For the avoidance of doubt, no Transfer of Subject Shares, Sponsor Earn-Out Securities or Free Shares shall be (or be deemed to be) an assignment of this Agreement or the rights or obligations hereunder.

7.4              Governing Law. This Agreement, and all Actions or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereunder, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

7.5              Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the Transactions shall be brought in the Delaware Court of Chancery, and if the Delaware Court of Chancery does not have or take jurisdiction over such Action, any other federal court located in the State of Delaware, and each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereunder in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 7.5. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.

7.6              Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 4.7, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not allege, and each party hereby waives the defense, that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 7.4 shall not be required to provide any bond or other security in connection with any such injunction.

7.7              Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

ASIA INNOVATIONS GROUP LIMITED

By:	/s/ Rong Fong Tian
	Name:	Rong Fong Tian
	Title:	CEO

[Signature Page to Sponsor Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

MAGNUM OPUS ACQUISITION LIMITED

By:	/s/ Hou Pu Jonathan Lin
	Name:	Hou Pu Jonathan Lin
	Title:	Chief Executive Officer and Director

[Signature Page to Sponsor Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

MAGNUM OPUS HOLDINGS LLC

By:	/s/ Hou Pu Jonathan Lin
	Name:	Hou Pu Jonathan Lin
	Title:	Manager

[Signature Page to Sponsor Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

HOU PU JONATHAN LIN

/s/ Hou Pu Jonathan Lin

[Signature Page to Sponsor Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

KA MAN KEVIN LEE

/s/ Ka Man Kevin Lee

[Signature Page to Sponsor Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

FRANK HAN

/s/ Frank Han

[Signature Page to Sponsor Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

ALEXANDRE MATHIEU VALDEMAR CASIN

/s/ Alexandre Mathieu Valdemar Casin

[Signature Page to Sponsor Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

LIU XING LING

/s/ Liu Xing Ling

[Signature Page to Sponsor Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

WING HONG SAMMY HSIEH

/s/ Wing Hong Sammy Hsieh

[Signature Page to Sponsor Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

DICKSON CHENG

/s/ Dickson Cheng

[Signature Page to Sponsor Lock-Up and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

TUNG WAI HUI

/s/ Tung Wai Hui

[Signature Page to Sponsor Lock-Up and Support Agreement]

Exhibit A

Illustrative Calculation of Sponsor Founder Shares and Sponsor Founder Warrants Restructuring

Schedule A